Exhibit 21

SUBSIDIARIES OF REGISTRANT

INTERSIL CORPORATION

SUBSIDIARIES OF REGISTRANT

AT FEBRUARY 15, 2008

Subsidiary Name	State or Other Jurisdiction of Incorporation
U.S.
Intersil Communications, Inc.	Delaware
Elantec Semiconductor, Inc.	Delaware
Intersil Americas Inc.	Delaware
Intersil Investment Company	Delaware
Xicor LLC	Delaware
Poweready, Inc.	Delaware
Analog Integration Partners, LLC	Delaware
Xicor, Inc. Integration Holding Company	Delaware
Planet ATE, Inc.	California

Asia
Elantec Semiconductor Malaysia Sdn. Bhd.	Malaysia
Intersil China Limited	Hong Kong, PRC
Intersil K. K.	Japan
Intersil YH	Korea
Intersil Advanced Technology (Labuan) Ltd.	Federation of Labuan, Malaysia
Intersil Services Company Sdn. Bhd.	Malaysia
Intersil Pte. Ltd.	Singapore
Intersil Ltd.	Taiwan
Intersil Analog Services Pvt. Ltd.	India

Europe
Intersil S.A.	Belgium
Intersil Sarl	France
Intersil GmbH	Germany
Intersil Srl	Italy
Intersil Holding GmbH	Switzerland
Intersil Europe Sarl	Switzerland
Intersil Wireless B.V.	The Netherlands
Intersil Limited	United Kingdom
Xicor, GmbH	Germany
Intersil Luxembourg Participations Sarl	Luxembourg
Elantec Semiconductor U.K. Limited	United Kingdom
Intersil Swiss Holding Sarl	Switzerland/Delaware